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                                                                    EXHIBIT 99.1


                                [WIRE ONE LOGO]



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
NEWS ANNOUNCEMENT                                                                 For Immediate Release

Wire One Contacts:                                                                Gores Contact:
Christopher Zigmont                      Stewart Lewack                           Frank Stefanik
Chief Financial Officer                  Jaffoni & Collins Incorporated           Executive VP, Marketing
Wire One Technologies, Inc.              212/835-8500                               & Business Development
603/898-0800;                            wone@jcir.com                            Gores Technology Group
investorrelations@wireone.com                                                     310-209-3010; fstefanik@gores.com
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                Wire One Signs Definitive Agreement to Sell its
                      Videoconferencing Equipment Division

        Transaction Proceeds to Accelerate Sales and Marketing Activity
                    for Wire One's Glowpoint(SM) Video Service

    - Award-Winning Service Now Positioned as Industry's Leading Independent
                   Source for Managed Video Communications -

HILLSIDE, N.J. and LOS ANGELES, C.A., June 10, 2003 - Wire One Technologies, Inc. (NASDAQ: WONE), a provider of video communications solutions, announced today that it entered into a definitive agreement to sell substantially all of the assets of its videoconferencing equipment division to Gores Technology Group. The aggregate transaction is valued at approximately $23 to $25 million, including $22 million in cash. The transaction is expected to close in the third quarter of 2003, subject to a vote by Wire One stockholders and other customary closing conditions.

Pursuant to the terms of the agreement, Gores Technology Group is acquiring substantially all of the assets of Wire One's Video Solutions segment, which includes the Company's videoconferencing equipment distribution, system design and engineering, installation, operation and maintenance activities. The Video Solutions segment consists of: a headquarters and warehouse facility in Miamisburg, Ohio, inventory, a help desk operation in Camarillo, California, a client list of approximately 3,000 active customers with an installed base of approximately 22,000 videoconferencing systems, and contracts and work in progress.

The transaction enables Wire One to focus all of its resources on accelerating the growth of its award-winning Glowpoint(SM) video service, the telecommunication industry's first network dedicated to exclusively providing video communications and related services. Glowpoint has quickly established itself as a leading video communications service with a rapidly growing base of 1,450 video endpoints spanning four continents that carry over 7,000 calls monthly for over 250 customers including ESPN, Volvo, Panasonic and the State of Texas, among others.

                                     -more-

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Wire One Technologies, 6/10/03                                      page 2 of 3

Net proceeds from the transaction will be used to repay existing bank debt, to further expand sales, marketing, engineering and customer support for Glowpoint, and for general corporate purposes. For the three months ended March 31, 2003, Wire One's Video Network segment - which primarily represents contributions from Glowpoint and which will be the Company's main operating unit going forward - generated revenues of approximately $2.2 million, including a $1.7 million contribution from Glowpoint in the first quarter of 2003, a 42% increase from Glowpoint's $1.2 contribution in the fourth quarter of 2002.

"The sale of the Video Solutions segment will help Wire One fulfill the promise of Glowpoint and further unlock its tremendous growth potential by opening up the market for Glowpoint to a wide array of video conferencing equipment reseller channels," commented Richard Reiss, Chairman and Chief Executive Officer of Wire One Technologies. "By exiting the equipment reselling business, we can now pursue new sales agent relationships with other video equipment resellers and private-label carrier opportunities as the industry's only independent entity dedicated exclusively to video communications services. Developing these multiple sales channels will help us increase Glowpoint's subscriber base faster than through a direct sales force alone. With a strong balance sheet to support future development and marketing activities, we couldn't be more excited about this opportunity."

"We are proud of our accomplishments in the videoconferencing equipment space, but we believe it is in the best interest of our shareholders to devote our full energies and resources toward capitalizing on Glowpoint's unique strengths and first-to-market advantage," continued Mr. Reiss. "Glowpoint is well beyond the early-adopter phase of growth, as evidenced by its accelerating usage metrics and broad base of customers - many of whom use the service daily to communicate with colleagues across the United States and around the world."

Vance Diggins, Chief Executive Officer of Gores Technology Group, commented, "Wire One's Video Solutions business will complement our prior acquisition in the videoconferencing equipment space. We are looking forward to significant growth in this business by leveraging our strong balance sheet and future investments in this industry. Wire One's installed customer base will continue to get the outstanding value and service to which they've become accustomed."

The transaction has been unanimously approved by Wire One's Board of Directors, which received a fairness opinion for the transaction. Members of senior management holding approximately 21% of Wire One's outstanding common stock have agreed to vote their shares in favor of the sale. Leo Flotron, a Wire One director and the executive responsible for the Video Solutions segment, will no longer serve as the Company's President and Chief Operating Officer and will vacate his seat on the board. Wire One is not naming a new replacement to the board or the Company's management team at this time.

"We have watched Wire One and Glowpoint grow and develop over the past several years," said Bob Hagerty, President and CEO, of Polycom, Inc. "The emergence of Glowpoint as an independent entity is a natural evolution for Wire One, and its timing in concert with the accelerating adoption of video over IP couldn't be better. Services such as Glowpoint are good for the industry. We see this as a significant opportunity for Glowpoint to accelerate its growth through access to partnerships with many more Polycom channels."

                                     -more-

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Wire One Technologies, 6/10/03                                      page 3 of 3

About Wire One Technologies
Wire One Technologies, Inc. (www.wireone.com) operates Glowpoint, the first IP-based subscriber network dedicated to video communications. Launched in late 2000, Glowpoint carries video calls within the United States and to Europe on a network provisioned through carrier-class backbone and last mile access partners over a variety of solutions including DSL, T1, ATM and Optical Ethernet. A recipient of Network World magazine's top rated World Class Award for `Quality of Service-guaranteed IP videoconferencing service,' Glowpoint presently serves over 250 customers, has over 1,450 endpoints installed or under contract, and carries an average of over 7,000 calls per month. The network service offers guaranteed up-time, real-time billing and usage information, gateway services to legacy ISDN-based sites, multi-point bridging, live operator assistance, encryption, scheduling features and international least-cost routing, among other value-added features.

About Gores Technology Group
With headquarters in Los Angeles, Gores Technology Group is a privately held international acquisition and management firm that pursues an aggressive strategy of acquiring promising high-technology organizations and managing them for growth and profitability. GTG has a successful track record of acquiring and managing companies -- including many divisions acquired from large publicly traded companies -- through its commitment to customers, employees and continued development of intellectual property. GTG has acquired and managed approximately 40 interrelated but autonomous technology-oriented companies with locations throughout the world. Those companies provide a broad range of technology-based products and services to a substantial customer base representing millions of active users worldwide.

                                      # # #

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance of the Glowpoint service; rapid technological change affecting videoconferencing products and services; competition from other service providers; the availability of sufficient financial resources to enable the Company to expand its operations; and, other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

WIRE ONE, GLOWPOINT and SCHEDULEPOINT are service marks of Wire One Technologies, Inc. All other marks are trademarks or service marks of their respective owners.